Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Form N-1A of Fidelity Central Investment Portfolios II LLC: Fidelity Mortgage Backed Securities Central Fund of our report dated October 21, 2014 relating to the financial statements and financial highlights included in the August 31, 2014 Annual Report to Shareholders of the above referenced fund, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to our Firm under the headings "Independent Registered Public Accounting Firm" in the Part B of this Registration Statement.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts December 12, 2014